UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PROGENICS PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

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On July 1, 2019, Progenics Pharmaceuticals, Inc. (the “Company”) issued a press release (the “Press Release”) announcing Glass Lewis & Co.’s recommendation that shareholders vote “FOR” ALL of Progenics’ highly qualified directors on the WHITE proxy card in connection with the Company’s upcoming 2019 Annual Meeting of Shareholders, scheduled for July 11, 2019.

The full text of the Press Release follows:

Leading Independent Proxy Advisory Firm Glass Lewis Recommends Progenics Shareholders

Vote “FOR” ALL of Progenics’ Director Nominees

Glass Lewis Believes Velan’s “Fundamental Operational and Corporate Governance
Case Fails to Bear Fruit”

Glass Lewis Agrees the Current Settlement Offer is Fair and “Would Grant Velan Direct Board Representation Twice the Size of its Economic Interest”

Glass Lewis Supports Progenics’ Strategy and Believes the Company “Submits the More Compelling Reasoning Around the Timing and Execution of Alternatives Relating to Key Therapeutics, Including AZEDRA and 1095”

Glass Lewis Highlights Intertwining Relationships of Velan’s Nominees

NEW YORK – July 1, 2019 – Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) (“Progenics” or the “Company”), an oncology company developing innovative targeted medicines and artificial intelligence to find, fight and follow cancer, today announced that leading independent proxy advisory firm Glass Lewis & Co. (“Glass Lewis”) recommends that shareholders vote “FOR” ALL of Progenics’ highly qualified directors on the WHITE proxy card in connection with the Company’s 2019 Annual Meeting of Shareholders to be held on July 11, 2019.

In its June 28, 2019 report, Glass Lewis endorsed Progenics’ directors and recommended that shareholders vote on the Company’s WHITE proxy card, stating1:

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“…we believe the Dissident's [Velan] fundamental operational and corporate governance case fails to bear fruit here. Indeed, we believe Progenics submits the more compelling reasoning around the timing and execution of alternatives relating to key therapeutics, including AZEDRA and 1095, where Velan seems to rely more on specious suggestions that management somehow should have done better. It is noteworthy that in making those assertions, the Dissident has elected to provide no meaningful alternative operating or development strategies, a somewhat glaring omission given its lengthy critiques and its erstwhile effort to pursue nearly every seat on the board.”

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“…we are ultimately inclined to suggest the bulk of the issues in question here, including those related to shareholder returns, pipeline development and aggregate corporate governance, tilt toward the perspectives promulgated by the board. We further emphasize that the Dissident has, to date, offered no alternative strategies or plans despite its clear attempt to turn over a bulk of the board in favor of its own nominees, several of which are directly employed by or otherwise affiliated with Velan.”

Velan Demonstrates a Lack of Understanding of the Oncology and Radiopharmaceutical Space

Glass Lewis agreed that comparing Progenics with Endocyte is questionable as the pipelines of the two companies were very different:

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“In terms of Velan's attempt to contrast Progenics with Endocyte, while we understand the point Velan is attempting to make -- i.e. Progenics' slow progress on 1095 resulted in a significant loss of value relative to that generated by a firm with a similar compound -- we consider the approach represents a questionably rifleshot methodology relying on a successful single-therapeutic enterprise which was not compelled to face, among other things, opportunity costs associated with a broader candidate pipeline, including certain therapies in later stages of development.…We thus do not consider comparison of Progenics, which maintains a more diverse and stratified pipeline, to an effective best-case, single candidate scenario in a very high-risk therapy group to be analytically reasonable, particularly given the then-available presence of more established candidates (e.g. AZEDRA) and capital constraints typically applicable to small cap biotechnology companies.”

1 Permission to use quotations neither sought nor obtained

Glass Lewis agreed with the Progenics Board that comparing the commercialization of AZEDRA to Xofigo and Lutathera does not make sense given the different targeted indications:

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“In particular, with respect to Xofigo and Lutathera, each of which are out-patient, low radiation treatments, we note the board fairly highlights the fact that AZEDRA is an in-patient procedure involving much higher radiation dosages focused on a so-called "ultra-orphan" indication. We consider the evident differences in these treatments, including significantly higher levels of radiation for AZEDRA, are likely to be reasonably reflected in the manufacturing and logistical burdens necessary to reliably bring the treatment to a limited number of treatment centers correlated to a very small patient population.”

Glass Lewis supported Progenics’ 1095 strategy and highlighted how Velan does not fully comprehend the industry that Progenics operates in:

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“With respect to 1095, we are concerned Velan's arguments are heavily weighted toward hindsight, masked as prognostication.…That Progenics elected to allocate capital and management resources toward more established candidates following the foregoing acquisition is not, in our view, surprising.”

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“Viewed in the aggregate, we believe Velan's pipeline arguments fail to demonstrate that the board errantly pursued more readily viable therapeutic candidates or that insufficient resources were devoted to the early-stage pipeline on a risk-adjusted basis.”

Progenics Follows Best-In-Class Corporate Governance Policies

Glass Lewis concurred that Progenics’ bylaws are common and Velan’s argument to immediately remove Mr. Kishbauch is not warranted:

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“…we believe the Dissident's most significant position -- i.e. that relating to its erstwhile nomination effort -- is arguably the weakest. Specifically, in castigating Progenics for its purportedly egregious governance, Velan argues its prior nomination of six candidates to a board of seven was invalidated on, "technical grounds". The allegedly technical grounds, in this case, speak to Progenics' bylaws, which establish that only shareholders of record may nominate director candidates.…Moreover, we agree with the board that the provision in question is not particularly unusual or uncommon, working further against the notion that Progenics has, in this respect, undertaken any substantively regressive action that warrants a particularly sharp critique from investors, or, as Velan promotes, the immediate removal of nominating and corporate governance committee chair Michael Kishbauch.”

Progenics has Made Multiple Reasonable Settlement Offers that Velan has Rebuffed

Glass Lewis noted Progenics’ latest settlement offer was reasonable and highlighted Velan’s lack of plan for the Company:

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“…we do not agree with the Dissident's conclusion that any adequate settlement requires the removal of a sitting director. This is particularly true, given our doubts around Velan's core value creation and operational arguments. We further note the current settlement would grant Velan direct board representation twice the size of its economic interest, representing a rather material shift in the board dynamic notwithstanding the fact that Velan has not, to date and to the best of our knowledge, published any alternative commercialization or development strategies.”

Progenics issued the following statement:

We are gratified by Glass Lewis’ strong support for our Board of Directors and its recommendation that Progenics shareholders vote for all of our highly qualified director nominees on the WHITE proxy card. The Progenics Board and management team continue to make significant progress toward enhancing value for shareholders and are working tirelessly to advance our pipeline and make a difference in the lives of patients.

We strongly believe the Progenics Board has the right mix of skills and experience to effectively guide the Company to long-term success. Together with our management team, our Board is integral to the successful development and execution of our strategic business plan, which has now delivered our first commercial sale of AZEDRA.

Additionally, our Board has made a good faith effort to reach a compromise with Velan that balances Velan’s position as a shareholder owning nearly 10 percent of the Company. We continue to be willing to reach a constructive settlement with Velan.

We are hard at work executing on our strategic plan, which we believe will shape the future of Progenics and build value for all shareholders.

Progenics shareholders are reminded that their vote is extremely important and to protect the future of their investment in Progenics vote “FOR” all of Progenics’ highly qualified director nominees on the WHITE proxy card today.

Additional materials regarding the Board of Directors’ recommendations for the 2019 Annual Meeting can be found at http://www.stockholderdocs.com/pgnx/.

About PROGENICS

Progenics is an oncology company focused on the development and commercialization of innovative targeted medicines and artificial intelligence to find, fight and follow cancer, including: therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); prostate-specific membrane antigen (“PSMA”) targeted imaging agents for prostate cancer (PyL™ and 1404); and imaging analysis technology (aBSI and PSMA AI). Progenics has two commercial products, AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy; and RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies Inc.

Forward Looking Statements

This press release contains projections and other “forward-looking statements” regarding future events. Statements contained in this communication that refer to Progenics’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics’ current perspective of existing trends and information as of the date of this communication and include statements regarding Progenics’ strategic and operational plans and delivering value for shareholders. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the costs and management distraction attendant to a proxy contest; market acceptance for approved products; the risk that the commercial launch of AZEDRA may not meet revenue and income expectations; the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations; the unpredictability of the duration and results of regulatory review of New Drug Applications (NDA) and Investigational NDAs; the inherent uncertainty of outcomes in the intellectual property disputes such as the dispute with the University of Heidelberg regarding PSMA-617; our ability to successfully develop and commercialize products that incorporate licensed intellectual property; the effectiveness of the efforts of our partners to market and sell products on which we collaborate and the royalty revenue generated thereby; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; possible product safety or efficacy concerns, general business, financial, regulatory and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the Securities and Exchange Commission (the “SEC”), including those risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2018, as updated in its subsequent Quarterly Reports on Form 10-Q. Progenics is providing the information in this press release as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this press release. For more information, please visit www.progenics.com. Information on or accessed through our website or social media sites is not included in the company’s SEC filings.

Important Additional Information and Where to Find It

Progenics has filed a definitive proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders. Progenics’ shareholders are strongly encouraged to read the definitive proxy statement (including any amendments or supplements thereto) and the accompanying WHITE proxy card because they contain important information. Shareholders may obtain copies of Progenics’ 2019 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Progenics with the SEC in connection with its 2019 Annual Meeting of Shareholders when they become available and for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge in the Investors section of Progenics’ website at www.progenics.com.

Certain Information Regarding Participants

Progenics, its directors, executive officers and certain employees may be deemed participants in the solicitation of proxies from shareholders in connection with Progenics’ 2019 Annual Meeting of Shareholders. Information regarding these participants, including their respective direct or indirect interests by security holdings or otherwise, is set forth in the definitive proxy statement for Progenics’ 2019 Annual Meeting of Shareholders, which can be obtained free of charge from the sources indicated above.

Investor Contact

Melissa Downs

Investor Relations

(646) 975-2533

mdowns@progenics.com

Additional Investor Contact

Bob Marese / David Whissel

MacKenzie Partners, Inc.

(212) 929-5500

Media Contact

Michael Freitag / James Golden / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449